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[DELOITTE & TOUCHE LLP - LOGO]                                   Exhibit 23.2






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement
(Form S-4) for the registration of $300,000,000 of Debentures of The Sherwin-Williams Company of our report dated March 26, 1996 (except for Notes 11 and 12, as to which the dates are November 22, 1996 and January 3, 1997, respectively) with regard to the consolidated financial statements of Thompson Minwax Holding Corp. and Subsidiaries for the year ended December 31, 1995 (as restated), included in the Current Report on Form 8-K of The Sherwin-Williams Company dated January 7, 1997



/s/ Deloitte & Touche LLP


April 21, 1997